November 27, 1996
Handex Corporation
500 Campus Drive
Morganville, New Jersey 07751

          We are familiar with the proceedings taken and proposed to be taken by Handex Corporation, a Delaware corporation (the "Company"), with respect to: (i) 592,500 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to be issued from time to time upon the exercise of stock options granted pursuant to an amendment to the Company's Key Employees Stock Option Plan (the "Key Employees Plan"); and (ii) 37,500 shares of Common Stock of the Company to be issued from time to time upon the exercise of stock options granted pursuant to an amendment to the Company's Outside Directors Stock Option Plan (the "Outside Directors Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of 630,000 shares of Common Stock under the Securities Act of 1933, as amended.
          In this connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Common Stock, when issued and sold upon the exercise of the options granted pursuant to the terms and conditions of amendments to both the Key Employees Plan and the Outside Directors Plan, will be duly authorized and validly issued, fully paid and nonassessable.
          We are admitted to the practice of law solely in the State of Ohio. The opinions expressed in this letter are limited to matters of Ohio law, the Delaware General Corporation Law and United States federal law.
          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond that expressly stated herein. This opinion is furnished to you and is solely for your benefit. No other person or entity may rely upon the opinion set forth herein without the prior written consent of the undersigned.
                              Respectfully submitted,

                              CALFEE, HALTER & GRISWOLD
370/18746GWD.400






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